                                                                    Exhibit 24.1
                                POWER OF ATTORNEY

       For Executing Section 16 Forms, Form 144 and Schedule 13D or 13G

        Know all by these presents that the undersigned hereby constitutes and appoints Stephen C. Ashley, Brandon B. Eckford, Christopher Wing, Harriet
McCartin and Albert Gelin or one of them signing individually, the undersigned's true and lawful attorney-in-fact to:

(1)     prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the Securities and Exchange Commission (the
        "SEC") a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities and Exchange Act of 1934 or any rule or regulation of the SEC; and

(2)     execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director or holder of greater than 5% of the outstanding shares of Atlantic Coastal Acquisition Corp. II (the
        "Company") (a) Forms 3, 4 and 5 (including amendments thereto) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, (b) Form 144, and (c) Schedule 13D or
        Schedule 13G; and

(3)     do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such
        Forms 3, 4 and 5, Form 144, and Schedule 13D or Schedule 13G (including amendments thereto) and timely file such Forms or schedules with the
        SEC and any stock exchange, self-regulatory association or any other authority; and

(4)     take any other action of any type whatsoever in connection with the foregoing that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of
        Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-
        fact's discretion.

        The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 or any other reporting obligation under the Securities Exchange Act of 1934.

        The undersigned agrees that such attorney-in-fact may rely entirely on information furnished orally or in writing by the undersigned to the attorney-
in-fact. The undersigned also agrees to indemnify and hold harmless such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statements or omissions of necessary facts in the information provided by the undersigned to such attorney-in fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 and 5, Form 144 and Schedule 13D or Schedule 13G (including amendments thereto) and agrees to reimburse the attorney-in-fact on demand for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

        This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, 5 and Schedule 13D or
Schedule 13G with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.

Signature:    /s/ Joanna Lord
              ----------------
Printed Name: Joanna Lord
Date:         January 13, 2022